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                                                                    Exhibit 99.1

                                PERCUSURGE, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints Peter R. Rule and Gary E. Mistlin and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock and preferred stock of PercuSurge, Inc. held of record as of October 31, 2000, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on December 21, 2000, at 10:00 a.m., local time, at Sheraton Sunnyvale Hotel, located at 1100 N. Mathilda Ave., Sunnyvale, CA 94089, and at any adjournment or adjournments thereof, upon the following matters:

                  Proposal to approve the Agreement and Plan of Merger providing for the merger of Trojan Merger Corp. into PercuSurge, Inc., with PercuSurge, Inc. to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., copies of which Agreement and Plan of Merger is attached as Annex A to the Proxy Statement/Prospectus for the Special Meeting.

      / / FOR                       / / AGAINST                     / / ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                  This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Agreement and Plan of Merger. If this proxy is not returned, the effect will be a vote against the Merger. The persons acting as proxies will have discretion to vote on any other matters properly presented for consideration at the Special Meeting or any adjournment or adjournments thereof in accordance with their best judgment.

                  IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated:
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                                    (Please sign name exactly as it appears
                                    hereon)

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                                    (Signature of joint owner, if any)

                                    PLEASE MARK, DATE, SIGN AND RETURN THIS
                                    PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE,
                                    WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                    UNITED STATES. IF AN ENVELOPE IS NOT
                                    ENCLOSED OR HAS BEEN MISPLACED, PLEASE
                                    RETURN THIS COMPLETED PROXY TO
                                    ___________________.